UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2024

Smith Micro Software, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (412) 837-5300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 26, 2024, Smith Micro Software, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market (“Nasdaq”) indicating that as result of the closing bid price of the Company’s common stock (“Common Stock”) for the last 30 consecutive business days having been below the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) the Company was not in compliance with the Minimum Bid Price Requirement (the “Minimum Bid Price Notice”).

The Minimum Bid Price Notice has no immediate effect on the continued listing status of the Company’s Common Stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until May 26, 2025, to regain compliance with the Minimum Bid Price Requirement. If at any time before May 26, 2025, the closing bid price of the Common Stock is at least $1.00 per share for a minimum of ten consecutive business days, unless Nasdaq exercises its discretion to extend this ten-day period, Nasdaq will provide written confirmation stating that the Company has achieved compliance with the Minimum Bid Price Requirement.

If the Company’s Common Stock does not regain compliance with the Minimum Bid Price Requirement during this initial 180-day compliance period, the Company may be eligible for an additional compliance period of 180 calendar days provided that (i) the Company satisfies Nasdaq’s continued listing requirement for market value of publicly held shares and all other initial listing standards, other than the Minimum Bid Price Requirement; and (ii) the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second grace period.

The Company intends to monitor the closing bid price of its Common Stock and assess its available options in order to regain compliance with the Minimum Bid Price Requirement and continue listing on The Nasdaq Capital Market. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with the other Nasdaq listing requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases.

Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s Quarterly Reports on Form 10-Q, which are on file with the SEC and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update any forward-looking statements made in this Current Report on Form 8-K as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: November 27, 2024	By:	/s/ James M. Kempton
James M. Kempton
Vice President and Chief Financial Officer